UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2016

  Donegal Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15341	23-02424711
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1195 River Road, Marietta, Pennsylvania	17547
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 717-426-1931

                                 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a regular meeting of the board of directors of Donegal Group Inc. (“DGI”) held on October 20, 2016, DGI’s board of directors considered and approved the appointment of Kevin G. Burke as a member of the board of directors of DGI. Mr. Burke was appointed to serve as a Class A director until the election of his successor at DGI’s annual meeting of stockholders in April 2017 or his earlier resignation or death.

DGI’s board of directors appointed Mr. Burke to fill the vacancy created by the death of Philip H. Glatfelter, II on October 1, 2016. Mr. Glatfelter was elected as a member of DGI’s board of directors in 1986. Mr. Glatfelter also served on the board of directors of Donegal Mutual Insurance Company since 1981 and served on the boards of directors of various subsidiaries of Donegal Group Inc. and Donegal Mutual Insurance Company.

Mr. Burke has been the President and Chief Executive Officer of DGI since July 2015. Mr. Burke has also served as Executive Vice President and Chief Operating Officer of Donegal Mutual Insurance Company since 2014, a position he also held in DGI from 2014 to July 2015. Prior to 2014, Mr. Burke served as Senior Vice President, Human Resources, of Donegal Mutual and DGI.

Item 7.01.	Regulation FD Disclosure.

On October 20, 2016, DGI issued a press release, a copy of which is attached to this Form 8-K Report as Exhibit 99.1 and is incorporated by reference in this Form 8-K Report.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

99.1	Press release dated October 20, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONEGAL GROUP INC.

By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller, Executive Vice President and Chief Financial Officer

Date: October 21, 2016